EXHIBIT 3.2

Form of Vote Limit Certificate

The undersigned hereby represents and warrants that (a) he or she is, or is an authorized officer or controlling owner of, a Class A Member (the “Member”) of aShareX Fine Art Series ___ (the “Series”) established by aShareX Fine Art, LLC, a Delaware series limited liability company (the “Company”), and (b) the Member owns more than 5% of the outstanding Class A Shares of the Series entitled to vote, excluding Class A Shares held by aShareX, Inc. and the other aShareX Parties (such outstanding shares, the “Voting Shares”).  The Member irrevocably elects to have its Class A Shares be subject to a Vote Limit (as defined below) for all purposes of the Company’s Limited Liability Company Agreement (as the same may be amended or restated, the “Operating Agreement”), effective as of the date set forth below.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

The undersigned hereby certifies, acknowledges, and agrees that, irrespective of the actual number of Class A Shares beneficially owned by the Member (including Class A Shares beneficially owned by the Member’s affiliates), the Member, together with its affiliates, shall not be entitled to vote more than 9.9% of the total Voting Shares of the Series (the “Vote Limit”) on any matter put to a vote of the Series’ Class A Members.  The undersigned further acknowledges and agrees that the Class A Shares beneficially owned by any affiliate of the Member shall be deemed subject to such voting restrictions as are required to ensure that the Vote Limit imposed on the Member and its affiliates is satisfied.  The Vote Limit imposed on the Member and its affiliates shall be determined based on the number of Voting Shares outstanding as of the Record Date for holding the meeting of the Class A Members entitled to vote on the matter in question. The Vote Limited shall be applied first to the Class A Shares held by the Member and, if necessary, to such affiliates and their Class A Shares in the priority indicated below.

The undersigned agrees to notify the Company or the Transfer Agent for the Series and provide it with any additional information it may reasonably request to give effect to the Vote Limit, including the names of its affiliates and the Class A Shares they own that are subject to the Vote Limit, including any Class A Shares acquired or sold by the Member or its affiliates from the date of this Certificate.

The undersigned acknowledges its understanding that the Vote Limit is irrevocable for the period that the Class A Shares are held by the Member, and the number of its Class A Shares and those of its affiliates subject to the Vote Limit may increase or decrease depending on (i) the number of Voting Shares beneficially owned by the Member and its affiliates, and (ii) the number of outstanding Voting Shares.

This certificate shall have no force or effect with respect to any successor, assignee or transferee of the Member’s or its affiliates’ Class A Shares other than any successor, assignee or transferee that, at the time of such transaction, is an affiliate of the Member or its affiliate, as applicable.

For purposes of this certificate, the term “affiliate” has the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

Name of Class A Member:  ___________________________________________________

Signature: __________________________________________________________________

Title (if signing for a legal entity): _______________________________________________

Date: ______________________________________________________________________

If Applicable, Name of Member’s Affiliates Subject to Vote Limit (in order of priority):

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